UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2006

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West
Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –                                   Registrant’s Business and Operations

Item 1.01                                             Entry into a Material Definitive Agreement

Shareholder Approval of Stock Plan Amendments

On April 26, 2006, the shareholders of Enpath Medical, Inc. approved amendments to the Enpath Medical, Inc. 1999 Incentive Stock Option Plan to increase the number of shares of common stock authorized for issuance under the Plan by 200,000.

The shareholders also approved amendments to the Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan to change the automatic grant provisions for non-employee directors as follows:

Beginning at the 2006 Annual Meeting of Shareholders of Enpath Medical, Inc., each non-employee director will be granted an option to purchase 5,000 shares. The option will be issued on the Monday following each annual meeting of the Company’s shareholders and have an exercise price equal to the fair market value of the stock on that date. The options will vest 100% after 330 days from the date of issuance and will expire eight years after the date of issuance, subject to early termination one year after the person ceases to serve as a director. The Plan’s old program of grants every three years on the anniversary of a director’s start date was discontinued.

In addition, the Company agreed with directors Michael D. Dale and Richard F. Sauter to modify one option held by each to cancel one-third of shares underlying the option and vest the remaining two-thirds of the shares underlying the option in three equal installments on the date of grant and each two anniversaries of the date of grant thereafter. In light of this reduction in the total number of shares underlying the options and change in vesting schedule, the Company agreed to extend the expiration date of these options held by Messrs. Dale and Sauter by one year.

Committees of the Board

In addition, all the directors of the Company were elected for a one-year term and at the directors’ meeting held after the annual meeting, Company directors were elected to the following committees

Director	Audit	Compensation	Governance/ Nominating
James D. Hartman
John C. Hertig
Thomas L. Auth	X	Chair	X
Michael D. Dale		X	X
Albert Emola	X		X
Richard F. Sauter	Chair		X
Richard T. Schwarz		X	X

Continuation of Mr. Hartman as Acting Chief Financial Officer and Chair

In addition, the Board continued the engagement of James D. Hartman as Acting Chief Financial Officer of the Company. Mr. Hartman had originally agreed to remain as Chief Financial Officer through the shareholders’ meeting, but agreed to continue until the Company hires a new Chief Financial Officer.

The Board also reelected Mr. Hartman as Chair. After his resignation as Chief Financial Officer, Mr. Hartman will be paid $3,000 per month in salary as an employee and Chair of the Board. In addition to his acting as Chair, Mr. Hartman may take on assignments for the Company from time to time at the request of the Chief Executive Officer, for which he will be paid a negotiated fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: May 3, 2006	By:	/s/ John C. Hertig
John C. Hertig
Chief Executive Officer

Dated: May 3, 2006	By:	/s/ James D. Hartman
James D. Hartman
Chief Financial Officer